As filed with the Securities and Exchange Commission on June 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

United Air Lines, Inc.

(Exact name of registrant issuer as specified in its charter)

UAL Corporation

(Exact name of registrant guarantor as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

36-2675206	36-2675207
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

77 West Wacker Drive

Chicago, Illinois 60601

(312) 997-8000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Paul R. Lovejoy

Senior Vice President, General Counsel and Secretary

UAL Corporation

77 West Wacker Drive

Chicago, Illinois 60601

(312) 997-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William V. Fogg, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Jonathan H. Bogaard Joshua D. Gentner Vedder, Price, Kaufman & Kammholz, P.C. 222 North LaSalle Street Chicago, Illinois 60601 (312) 609-7500

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Pass Through Certificates			(1)	(1)
Debt Securities			(1)	(1)
Guarantee of UAL Corporation (2)

(1)	An indeterminate aggregate initial offering price is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.
(2)	Pursuant to Rule 457(n), no additional registration fee is required with respect to the guarantee.

PROSPECTUS

United Air Lines, Inc.

Pass Through Certificates

This prospectus relates to pass through trusts formed by United Air Lines, Inc., which we refer to as United, with a national or state bank or trust company, as trustee, which may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. The property of a trust will include equipment notes issued by:

•	United to finance or refinance all or a portion of the purchase price of an aircraft or other aircraft related assets owned or to be purchased by United; or

•	one or more owner trustees to finance or refinance a portion of the purchase price of an aircraft or other aircraft related assets that have been or will be leased to United.

The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. Payment obligations under equipment notes issued by United to any trust and payment obligations under any leases to which United is a party may be fully and unconditionally guaranteed by UAL Corporation, which we refer to as “UAL”, the parent corporation of United. Equipment notes issued by any owner trustee will be without recourse to United or UAL.

We will describe the specific terms of any offering of these securities in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2007.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “United” or the “Company” refer to United Air Lines, Inc. and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information”, and any additional information you may need to make your investment decision.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement are forward-looking and thus reflect United’s and UAL’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to United’s and UAL’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects”, “will”, “plans”, “anticipates”, “indicates”, “believes”, “forecast”, “guidance”, “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this prospectus are based upon information available to us on the date of this prospectus and all forward-looking statements in any accompanying prospectus supplement are based upon information available to us on the date of such prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

United’s and UAL’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: their ability to comply with the terms of United’s credit facility and other financing arrangements; the costs and availability of financing; their ability to execute their business plan; their ability to realize benefits from the resource optimization efforts and cost reduction initiatives; their ability to utilize net operating losses; their ability to attract, motivate and/or retain key employees; their ability to attract and retain customers; demand for transportation in the markets in which they operate; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); their ability to cost-effectively hedge against increases in the price of aviation fuel; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom they have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; competitive pressures on pricing and on demand; capacity decisions of United and/or competitors; U.S. or foreign governmental legislation, regulation and other actions, including “open skies” agreements; their ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by their labor groups; weather conditions; and other risks and uncertainties, including those stated in the SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors”. Consequently, the forward-looking statements should not be regarded as representations or warranties by United or UAL that such matters will be realized.

WHERE YOU CAN FIND MORE INFORMATION

United files annual, quarterly and current reports and other information with the SEC. UAL files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that United or UAL files at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov. Copies of documents filed by us with the SEC are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC to register the securities offered by this prospectus. This prospectus does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

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The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that United or UAL have previously filed with the SEC. These documents contain important information about us.

United Air Lines, Inc. Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Report on Form 10-Q	Quarter ended March 31, 2007

UAL Corporation Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2006

Quarterly Report on Form 10-Q	Quarter ended March 31, 2007

Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on February 5, 2007 Filed on March 26, 2007 Filed on March 26, 2007 Filed on April 23, 2007 Filed on April 25, 2007

Proxy Statement on Schedule 14A	Filed on March 26, 2007

We also incorporate by reference additional documents that United or UAL may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) after the date of this prospectus and before the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K), as well as proxy statements.

You may obtain any of the documents incorporated by reference through us or the SEC or its Internet website, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

UAL Corporation

77 West Wacker Drive

Chicago, Illinois 60601

(312) 997-8000

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth United’s consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Successor		Predecessor
	Three months ended March 31, 2007	Period from February 1 to December 31, 2006	Period from January 1 to January 31, 2006		2005	2004	2003	2002
Ratio of earnings to fixed charges	(a)	1.05	354.45	(b)	(a)	(a)	(a)	(a)

(a)	Earnings were inadequate to cover fixed charges by $234 million for the three months ended March 31, 2007, $21.0 billion in 2005, $1.7 billion in 2004, $2.8 billion in 2003 and $3.1 billion in 2002.
(b)	Earnings used to compute the ratio of earnings to fixed charges for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.7 billion.

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Successor		Predecessor
	Three months ended March 31, 2007	Period from February 1 to December 31, 2006	Period from January 1 to January 31, 2006		2005	2004	2003	2002
Ratio of earnings to fixed charges	(a)	1.03	363.65	(b)	(a)	(a)	(a)	(a)

(a)	Earnings were inadequate to cover fixed charges by $242 million for the three months ended March 31, 2007, $21.2 billion in 2005, $1.7 billion in 2004, $2.8 billion in 2003 and $3.2 billion in 2002.
(b)	Earnings used to compute the ratio of earnings to fixed charges for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.9 billion.

In connection with our emergence from Chapter 11 bankruptcy protection, we adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” and in conformity with accounting principles generally accepted in the U.S. “Successor” refers to United or UAL, as applicable, on or after February 1, 2006, after giving effect to the adoption of fresh-start reporting. “Predecessor” refers to United or UAL, as applicable, prior to February 1, 2006.

“Earnings” were calculated by adding to income from continuing operations the provision for taxes on income, amortization of capitalized interest, fixed charges (see below), and the distributed income of less than 50% owned entities, and have been decreased by the earnings of entities less than 50% owned. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt expense, and an amount representative of the interest factor in rentals.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Vedder, Price, Kaufman & Kammholz, P.C. will render an opinion with respect to the validity of the securities being offered by such prospectus supplement. Cravath, Swaine & Moore LLP will also represent us with respect to certain matters in connection with the securities offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the United Air Lines, Inc. Annual Report on Form 10-K have been audited by

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Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the emergence from bankruptcy, and changes in accounting for share based payments, and the method of accounting for and the disclosures regarding pension and postretirement benefits), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the UAL Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the emergence from bankruptcy, and changes in accounting for share based payments, and the method of accounting for and the disclosures regarding pension and postretirement benefits, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities covered by this Registration Statement. With the exception of the SEC registration fee, all costs and expenses set forth below are estimates.

SEC filing fee	*
Legal fees and expenses	$1,400,000
Accounting fees and expenses	100,000
Fees of rating agencies	500,000
Printing expenses	50,000
Miscellaneous	250,000

Total	$2,300,000

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

Item 15.

Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law, which we refer to as the “DGCL”, provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The restated certificate of incorporation of each of United and UAL generally provides that each of United and UAL will indemnify its respective directors and officers to the fullest extent permitted by law; provided that except as provided in the following paragraph, United and UAL will indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Furthermore, neither United nor UAL will be obligated to indemnify a director or officer for costs and expenses relating to proceedings (or any part thereof) instituted against United or UAL, respectively, by such director or officer (other than proceedings pursuant to which such director, officer, or employee is seeking to enforce such director’s, officer’s, or employee’s indemnification rights hereunder). The right to indemnification includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires the payment of such expense incurred by a director or officer in such capacity in advance of the final disposition of a proceeding, it shall be made only upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

If United or UAL do not pay a claim for indemnification in full within thirty days after a written claim has been received by it, the claimant may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to United or UAL) that the claimant has not met the standards of conduct which make it permissible under the DGCL for United or UAL to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on United or UAL. Neither the failure by United or UAL (including by its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by United or UAL (including by its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The restated certificate of incorporation of each of United and UAL also provides for the limitation of liability set forth in Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The restated certificate of incorporation of each of United and UAL allows each of United and UAL, respectively, to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the respective corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section. UAL maintains a policy which provides liability insurance for directors and officers of UAL and its subsidiaries.

The right to indemnification set forth in the restated certificate of incorporation of each of United and UAL is not exclusive of any other right which any person may have or acquire under any statute, any provision of the restated certificate of incorporation or bylaws of each of United or UAL, agreement, vote of stockholders or disinterested directors or otherwise.

The employment agreement of each of Glenn F. Tilton and Peter D. McDonald provide that United and UAL shall maintain, for the benefit of each of Mr. Tilton and Mr. McDonald, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained for United and UAL officers and directors on the respective effective date of each agreement. In addition, the employment agreement of each of Mr. Tilton and Mr. McDonald provides for indemnification against liability as an officer or director of United and UAL and any subsidiary or affiliate to the maximum extent permitted by applicable law. These rights shall continue so long as Mr. Tilton and Mr. McDonald may be subject to such liability, whether or not the employment agreement of Mr. Tilton or Mr. McDonald may have terminated prior thereto.

Item 16.

Exhibits.

**1.1	Form of Underwriting Agreement

*4.1	Form of Pass Through Trust Agreement

*4.2	Form of Pass Through Trust Certificate

*4.3	Form of Guarantee

*5.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C., as to the validity of the securities

*12.1	Calculation of United Air Lines, Inc. Ratio of Earnings to Fixed Charges

*12.2	Calculation of UAL Corporation Ratio of Earnings to Fixed Charges

*23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of United Air Lines, Inc.

*23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of UAL Corporation

23.3	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages of this registration statement)

*25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Pass Through Trust Agreement

*	Filed herewith.
**	To be filed by amendment or in a Current Report on Form 8-K.

Note: United Air Lines, Inc. and UAL Corporation hereby agree to furnish to the SEC, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4)(iii)(A) of Regulation S-K.

Item 17.

Undertakings

Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chicago, Illinois, on this nineteenth day of June, 2007.

UNITED AIR LINES, INC.

By:	/S/ FREDERIC F. BRACE
Name:	Frederic F. Brace
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of United Air Lines, Inc. whose signatures appear below hereby constitute and appoint Glenn F. Tilton and Frederic F. Brace, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ GLENN F. TILTON Glenn F. Tilton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 19, 2007

/S/ FREDERIC F. BRACE Frederic F. Brace	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 19, 2007

/S/ DAVID M. WING David M. Wing	Vice President and Controller (Principal Accounting Officer)	June 19, 2007

/S/ GRAHAM W. ATKINSON Graham W. Atkinson	Director	June 19, 2007

/S/ PETER D. MCDONALD Peter D. McDonald	Director	June 19, 2007

/S/ JOHN P. TAGUE John P. Tague	Director	June 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chicago, Illinois, on this nineteenth day of June, 2007.

UAL CORPORATION

By:	/S/ FREDERIC F. BRACE
Name:	Frederic F. Brace
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of UAL Corporation whose signatures appear below hereby constitute and appoint Glenn F. Tilton and Frederic F. Brace, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ GLENN F. TILTON Glenn F. Tilton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 19, 2007

/S/ FREDERIC F. BRACE Frederic F. Brace	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2007

/S/ RICHARD J. ALMEIDA Richard J. Almeida	Director	June 19, 2007

/S/ MARK A. BATHURST Mark A. Bathurst	Director	June 19, 2007

/S/ MARY K. BUSH Mary K. Bush	Director	June 19, 2007

/S/ STEPHEN R. CANALE	Director	June 19, 2007
Stephen R. Canale

/S/ W. JAMES FARRELL	Director	June 19, 2007
W. James Farrell

/S/ WALTER ISAACSON Walter Isaacson	Director	June 19, 2007

/S/ ROBERT D. KREBS Robert D. Krebs	Director	June 19, 2007

/S/ ROBERT S. MILLER, JR. Robert S. Miller, Jr.	Director	June 19, 2007

/S/ JAMES J. O’CONNOR	Director	June 19, 2007
James J. O’Connor

/S/ DAVID J. VITALE	Director	June 19, 2007
David J. Vitale

/S/ JOHN H. WALKER	Director	June 19, 2007
John H. Walker

EXHIBIT INDEX

**1.1	Form of Underwriting Agreement

*4.1	Form of Pass Through Trust Agreement

*4.2	Form of Pass Through Trust Certificate

*4.3	Form of Guarantee

*5.1	Opinion of Vedder, Price, Kaufman & Kammholz, P.C., as to the validity of the securities

*12.1	Calculation of United Air Lines, Inc. Ratio of Earnings to Fixed Charges

*12.2	Calculation of UAL Corporation Ratio of Earnings to Fixed Charges

*23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of United Air Lines, Inc.

*23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of UAL Corporation

23.3	Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages of this registration statement)

*25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Pass Through Trust Agreement

*	Filed herewith.
**	To be filed by amendment or in a Current Report on Form 8-K.

Note: United Air Lines, Inc. and UAL Corporation hereby agree to furnish to the SEC, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4)(iii)(A) of Regulation S-K.